Exhibit 99.1

WAIVER AND ELEVENTH AMENDMENT TO CREDIT AGREEMENT

This WAIVER AND ELEVENTH AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is effective as of December 30, 2003 and is entered into by and among Opinion Research Corporation, a Delaware corporation (“Parent”), ORC INC., a Delaware corporation (“ORC”; Parent and ORC are sometimes collectively referred to herein as the “Borrowers” and individually as a “Borrower”), the Subsidiaries of Borrowers party hereto, Heller Financial, Inc., in its capacity as Agent for the Lenders party to the Credit Agreement described below (“Agent”), and the Lenders which are signatories hereto.

WHEREAS, Agent, Lenders and Borrowers are parties to a certain Credit Agreement dated as of May 26, 1999 (as such agreement has from time to time been amended, supplemented or otherwise modified, the “Agreement”); and

WHEREAS, immediately prior to the effectiveness of this Amendment, the Lender signatory hereto acquired one hundred percent (100%) of the then outstanding Revolving Loan Commitment and principal balance of the Term Loan pursuant to a Master Assignment and Acceptance Agreement dated as of the date hereof (the “Assignment Agreement”) by and among the “Assignor Lenders” parties thereto, the Lender signatory hereto and Borrowers;

WHEREAS, the parties desire to amend the Agreement as hereinafter set forth, and Agent and Lenders have agreed to waive certain Events of Default under the Agreement, each on the terms and subject to the conditions set forth in this Amendment.

NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth in the Agreement and in this Amendment, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Definitions. Capitalized terms used in this Amendment, unless otherwise defined herein, shall have the meaning ascribed to such terms in the Agreement.

2. Amendments. Subject to the conditions set forth below, and immediately after the effectiveness of the Assignment Agreement, the Agreement is amended as follows:

(a) The chart of Scheduled Installments appearing in subsection 1.1(A) of the Agreement is hereby deleted in its entirety and the following language is hereby substituted therefor:

“Date	Scheduled Installment
December 31, 2003	$1,500,000
March 31, 2004	$750,000
June 30, 2004	$750,000
September 30, 2004	$750,000
December 31, 2004	$750,000

March 31, 2005	$10,500,000”

(b) The first sentence of subsection 1.1(B)(1) of the Agreement is hereby deleted in its entirety and the following language is hereby substituted therefor:

“Each Lender agrees, severally and not jointly, to lend to Borrowers from the Closing Date to the Expiry Date its Pro Rata Share of the loans requested by Parent, on behalf of Borrowers, to be made by Lenders under this subsection 1.1(B), up to an aggregate maximum for all Lenders of $19,500,000 (as the same may be reduced and otherwise in effect from time to time hereunder, the “Revolving Loan Commitment”).”

The parties hereto hereby agree that the effect of the foregoing amendment is to cause an immediate increase of the Revolving Loan Commitment, effective as of the date hereof, from $16,500,000 to $19,500,000. In furtherance of the provisions of this subsection 2(b), the parties hereto hereby agree that each Lender’s commitment to make Revolving Loans shall be amended and restated, effective as of the date hereof, as set forth on Schedule 1 hereto. The parties hereto hereby agree that the defined term “Pro Rata Share” set forth in Section 10.1 of the Credit Agreement shall be deemed to be amended in all relevant respects to give effect to the terms of the preceding sentence.

(c) The first paragraph of subsection 1.2(A) of the Agreement is deleted in its entirety and the following language is hereby substituted therefor:

“From the date the Loans are made and the date the other Obligations become due, the Loans and the other Obligations shall bear interest (i) at any time prior to December 30, 2003, at the applicable rates set forth in this Agreement and the other Loan Documents as in effect prior to such date and (ii) at all times on and after December 30, 2003, at the applicable rates set forth below:

(1) if a Term Loan, then at a rate equal to nine percent (9.00%) per annum;

(2) if a Revolving Loan or any other Obligation, then, depending upon Parent’s election from time to time, as permitted herein, to have portions of the Revolving Loans accrue interest determined by reference to the Base Rate (“Base Rate Loans”) or the LIBOR (“LIBOR Loans”):

(A) if a LIBOR Loan, then at the sum of the LIBOR plus the LIBOR Margin; and

(B) In all other cases, then at the sum of the Base Rate plus the Base Rate Margin.”

(d) The definitions of “Base Rate Margin” and “LIBOR Margin” appearing in subsection 1.2(A) of the Agreement are hereby deleted in their entirety and the following definitions are hereby substituted therefor, respectively:

“‘Base Rate Margin’ shall mean a rate of interest equal to five percent (5.00%) per annum.”

“‘LIBOR Margin’ shall mean a rate of interest equal to seven percent (7.00%) per annum.”

(e) Section 1.3 of the Agreement is hereby amended by the addition of the following language as new subsection 1.3(E):

“(E) Success Fee. In consideration of the Agent and Lenders entering into that certain Waiver and Eleventh Amendment to Credit Agreement dated as of December 30, 2003 (the “Eleventh Amendment”) by and among Agent, Lenders, Borrowers and the other Loan Parties thereto, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Borrowers, Borrowers shall pay to Agent for the benefit of the Lenders, on the Success Fee Payment Date (as defined below), a non-refundable success fee (which shall be deemed to have been fully earned on December 30, 2003) equal to (i) 0.50% of the Success Fee Commitment if the Success Fee Payment Date occurs on or prior to March 31, 2004, (ii) 1.0% of the Success Fee Commitment if the Success Fee Payment Date occurs on or prior to June 30, 2004, (iii) 1.5% of the Success Fee Commitment if the Success Fee Payment Date occurs on or before September 30, 2004, or (iv) 2.0% if the Success Fee Payment Date occurs on or after October 1, 2004.

“Success Fee Payment Date” means the earlier to occur of (a) the date the principal balance of the Loans are repaid in full (whether due to a refinancing of the Obligations, a sale of any assets or capital stock of any Loan Party or otherwise) and (b) the Expiry Date.

“Success Fee Commitment” means the aggregate Revolving Loan Commitment plus the outstanding principal balance of the Term Loan, in each case as in effect on December 30, 2003 after giving effect to the Eleventh Amendment.”

(f) Section 4.3 of the Agreement is hereby deleted in its entirety and the following language is hereby substituted therefor:

“4.3 EBITDA. Borrowers shall not permit EBITDA for any twelve (12) month period ending on the date set forth below to be less than the amount set forth below opposite such date.

Period Ending	Amount
December 31, 2003	$13,875,000

March 31, 2004	$14,000,000
June 30, 2004	$14,125,000
September 30, 2004	$14,250,000
December 31, 2004	$14,375,000

March 31, 2005 and the last day of each calendar quarter ending thereafter	$14,500,000

“EBITDA” will be calculated as illustrated on Exhibit 4.8(C).”

(g) Section 4.4 of the Agreement is hereby deleted in its entirety and the following language is hereby substituted therefor:

“4.4 Fixed Charge Coverage. Borrowers shall not permit Fixed Charge Coverage for any twelve (12) month period ending on any date set forth below to be less than the ratio set forth opposite such date.

Date	Ratio
December 31, 2003	0.950

March 31, 2004	1.000
June 30, 2004	1.025
September 30, 2004	1.050
December 31, 2004	1.075

March 31, 2005 and the last day of each calendar quarter ending thereafter	1.100

“Fixed Charge Coverage” will be calculated as illustrated on Exhibit 4.8(C).”

(h) Section 4 is hereby amended by the addition of the following language as new Section 4.10 of the Agreement:

“4.10 EBITDA to Principal and Interest Ratio. Borrowers shall not permit the EBITDA to Principal and Interest Ratio for any twelve (12) month period ending on any date set forth below to be less than the ratio set forth opposite such date.

Date	Ratio
December 31, 2003	1.30

March 31, 2004	1.75
June 30, 2004	1.75
September 30, 2004	1.75

December 31, 2004 and the last day of each calendar quarter ending thereafter	1.75

“EBITDA to Principal and Interest Ratio” will be calculated as illustrated on Exhibit 4.8(C).”

(i) The date set forth in clause (c) of the definition of “Expiry Date” appearing in Section 10.1 of the Agreement is hereby deleted in its entirety and the date “March 31, 2005” is hereby substituted therefor.

(j) Exhibit 4.8(C) to the Agreement is hereby deleted in its entirety and Exhibit 4.8(C) attached hereto is hereby substituted therefor.

(k) Notwithstanding anything to the contrary contained in the Agreement or any other Loan Document, with respect to the Borrowers’ fiscal quarters ended September 30, 2003 and December 31, 2004, Borrowers shall not be required to comply with Section 2(f) of the Tenth Amendment, and such Section 2(f) shall be deleted from the Tenth Amendment in its entirety. Nothing contained herein shall limit Borrowers’ obligations to comply with any other provision of the Agreement or any other Loan Document in accordance with its terms.

3. LIBOR Loans. Agent, Lenders and Borrowers hereby agree that, notwithstanding anything to the contrary contained in the Agreement or any other Loan Document, (i) no portion of the Term Loan shall bear interest with respect to LIBOR, (ii) no portion of the Term Loan shall constitute a LIBOR Loan and (iii) with respect to the Term Loan, neither Parent nor any other Loan Party shall be permitted to continue a LIBOR Loan or convert any Base Rate Loan to a LIBOR Loan.

4. Waiver. Events of Default exist under: (i) subsection 6.1(B) of the Agreement, due to a breach of the Subordinated Loan Agreement as a result of Parent’s failure to timely make the December 5, 2003 interest payment due on account of the Subordinated Notes; and (ii) subsection 6.1(A) of the Agreement, due to the failure of the Borrowers to timely make payment to the Lenders of the Excess Cash Flow prepayment required by the terms of subsection 1.5(B) of the Agreement with respect to their fiscal year ending December 31, 2002 (items (i) and (ii) referred to collectively as the “Existing Defaults”). Subject to the satisfaction of the conditions set forth in Section 6 below, Agent and Lenders hereby agree to waive the Existing Defaults and the Required Excess Cash Flow Payments. This is a limited waiver and shall not constitute or be deemed to be a waiver of, consent to or departure from, any other term or provision in the Agreement or any other Loan Document, each of which shall continue unmodified and in full force and effect, nor shall this limited waiver constitute a course of dealing among the parties.

5. Forbearance Agreement. The parties hereto hereby agree that the Forbearance Agreement dated as of November 14, 2003 (the “Forbearance Agreement”) among the Borrowers, Agent, the Loan Parties signatories thereto and the Lenders parties thereto shall be deemed terminated and of no force or effect; provided, however, that (i) the provisions of Section 5.4 of the Forbearance Agreement shall continue to remain in full force and effect, (ii) Borrowers and the other Loan Parties ratify and reaffirm the provisions of Section 5.4 of the Forbearance Agreement and (iii) the terms and provisions of Section 5.4 of the Forbearance Agreement shall be incorporated herein by reference.

6. Conditions. The effectiveness of this Amendment is subject to the following conditions precedent:

(a) Borrowers and the other Loan Parties party hereto shall have executed and delivered this Amendment, and such other documents and instruments as Agent may require shall have been executed and/or delivered to Agent, including, without limitation, a Consent and Reaffirmation of Subordination and Intercreditor Agreement, in form and substance acceptable to Agent, executed by Parent and each of the Subordinated Lenders with respect to their liabilities, obligations and agreements under the Subordination Agreement;

(b) all proceedings taken in connection with the transactions contemplated by this Amendment and all documents, instruments and other legal matters incident thereto shall be satisfactory to Agent and its legal counsel;

(c) no Default or Event of Default shall have occurred and be continuing (other than the Existing Defaults being waived pursuant to the terms of this Amendment);

(d) the representations and warranties set forth in Section 7 below are true, correct and complete; and

(e) Borrowers shall have paid to Agent for the benefit of Lenders (after giving effect to the Assignment Agreement) a fully-earned, non-refundable amendment fee in the amount of $1,000,000 (provided, that if Agent and Lenders deem this Amendment not to be effective due to the fact that a Default is in existence on the date hereof in violation of the condition precedent set forth in clause (c) of this Section 6, Lenders shall refund to Borrowers said $1,000,000 amendment fee).

7. Representations and Warranties. To induce Agent and Lenders to enter into this Amendment, each of the Borrowers represents and warrants to Agent and Lenders:

(a) that the execution, delivery and performance of this Amendment has been duly authorized by all requisite corporate action on the part of such Borrower and that this Amendment has been duly executed and delivered by such Borrower; and

(b) that each of the representations and warranties set forth in the Agreement and the Subordinated Loan Agreement (in each instance, other than those which, by their terms, specifically are made as of certain date prior to the date hereof) are true and correct in all material respects as of the date hereof.

8. Severability. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

9. References. Any reference to the Agreement contained in any document, instrument or agreement executed in connection with the Agreement shall be deemed to be a reference to the Agreement as modified by this Amendment.

10. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall constitute an original, but all of which taken together shall be one and the same instrument.

11. Ratification. The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions of the Agreement and shall not be deemed to be a consent to the modification or waiver of any other term or condition of the Agreement. Except as expressly modified and superseded by this Amendment, the terms and provisions of the Agreement are ratified and confirmed and shall continue in full force and effect.

12. Reaffirmation. Each Loan Party party hereto has executed and delivered one or more of the Security Documents and/or the other Loan Documents as debtor, grantor, pledgor, guarantor, assignor, or in other similar capacities in which such Person has granted liens or security interests in their respective properties or otherwise acted as an accommodation party or guarantor, as the case may be. Each Loan Party party hereto hereby ratifies and reaffirms all of its respective payment and performance obligations, contingent or otherwise, under the Security Documents and any other Loan Documents to which it is a party and, to the extent any such Person has granted liens on or security interests in any of their respective properties pursuant to any of the Security Documents or any of the other Loan Documents as security for or otherwise guaranteed the Obligations under or with respect to the Agreement or any other Loan Documents, hereby ratifies and reaffirms such payment and performance obligations, guarantee and grant of security interests and liens and confirms and agrees that such security interests and liens hereafter secure all of the Obligations. Each Loan Party party hereto agrees that each of the Security Documents and each other Loan Document remains in full force and effect and is hereby ratified and reaffirmed, and agrees that the Amendment shall not: (i) operate as a waiver of any right, power or remedy of Agent or Lenders under the Loan Documents (other than the waiver of the Existing Defaults set forth above) or (ii) constitute a waiver of any provision of any of the Loan Documents (other than the waiver of the Existing Defaults set forth above) or serve to effect a novation of the Obligations.

13. Release. Effective as of the date hereof and in consideration for the agreements of Agent and Lenders to waive the Existing Defaults and to amend the Agreement as provided above, and for other good and valuable consideration, the receipt and sufficiency of which is hereby confirmed by the Loan Parties, each Loan Party hereby releases and discharges Agent and Lenders and their respective employees, officers, directors, attorneys and agents from any and all known claims, causes of action, demands, debts, obligations, liabilities and all other claims which such Loan Party may have against Agent or any Lender, which relate to any action or omission on the part of Agent or any Lender on or prior to the date hereof. Each Loan Party warrants and represents that it is the owner of all claims, demands and causes of action being settled and released and hereby warrants that no portion of any claim, right, demand or cause of action released hereby has been assigned or transferred to any other party.

- Remainder of Page Intentionally Left Blank –

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed under seal and delivered by their respective duly authorized officers on the date first written above.

BORROWERS:		AGENT AND LENDER:

OPINION RESEARCH CORPORATION, a Delaware corporation		HELLER FINANCIAL, INC., a Delaware corporation, as Agent and as a Lender

By:	/s/ Douglas L. Cox	By:	/s/ Douglas V. Cannaliato
Name:	Douglas L. Cox	Name:	Douglas V. Cannaliato
Title:	Secretary and CFO	Its:	Duly Authorized Signatory

ORC, INC., a Delaware corporation

By:	/s/ Kevin P. Croke
Name:	Kevin P. Croke
Title:	President

SUBSIDIARIES:

ORC TELESERVICE CORP., a Delaware corporation		ORC PROTEL, INC., a Delaware corporation

By:	/s/ Kevin P. Croke	By:	/s/ Kevin P. Croke
Name:	Kevin P. Croke	Name:	Kevin P. Croke
Title:	Secretary	Title:	Secretary

MACRO INTERNATIONAL INC., a Delaware corporation		SOCIAL AND HEALTH SERVICES, LTD., a Maryland corporation

By:	/s/ Douglas L. Cox	By:	/s/ Kevin P. Croke
Name:	Douglas L. Cox	Name:	Kevin P. Croke
Title:	Asst. Secretary	Title:	Secretary

ORC TELECOMMUNICATIONS LTD., a Maryland corporation

By:	/s/ Douglas L. Cox
Name:	Douglas L. Cox
Title:	Secretary

Waiver and Eleventh Amendment to Credit Agreement

SCHEDULE 1 to Waiver and Eleventh Amendment to Credit Agreement

REVISED REVOLVING LOAN COMMITMENTS

Lender	Revolving Loan Commitment Amount	Percentage
Heller Financial, Inc.	$19,500,000	100.00%
TOTAL	$19,500,000	100.00%

Waiver and Eleventh Amendment to Credit Agreement

EXHIBIT 4.8(C) to Waiver and Eleventh Amendment to Credit Agreement

REVISED COMPLIANCE CERTIFICATE

Attached.

Waiver and Eleventh Amendment to Credit Agreement

EXHIBIT 4.8(C)

COMPLIANCE CERTIFICATE

OPINION RESEARCH CORPORATION

ORC INC.

Date:                     ,

This certificate is given by OPINION RESEARCH CORPORATION (“Parent”) and ORC INC. (together with Parent, “Borrowers”) pursuant to subsection 4.8(C) of that certain Credit Agreement dated as of May 26, 1999 among Borrowers, the Lenders from time to time party thereto and HELLER FINANCIAL, INC., as agent for the Lenders (as such agreement may have been amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”). Capitalized terms used herein without definition shall have the meanings set forth in the Credit Agreement.

The officer executing this certificate on behalf of each Borrower is the Chief Financial Officer [Chief Executive Officer] of such Borrower and as such is duly authorized to execute and deliver this certificate on behalf of such Borrower. By executing this certificate, Borrowers hereby certify to Agent and Lenders that:

(a) the financial statements delivered with this certificate in accordance with subsection 4.8(A) and/or 4.8(B) of the Credit Agreement fairly present in all material respects the results of operations and financial condition of Borrowers and their Subsidiaries as of the dates of such financial statements;

(b) Borrowers have reviewed the terms of the Credit Agreement and the Notes and have made, or caused to be made under the supervision of the officers executing this certificate, a review in reasonable detail of the transactions and conditions of Borrowers and their Subsidiaries during the accounting period covered by such financial statements;

(c) such review has not disclosed the existence during or at the end of such accounting period of any condition or event that constitutes a Default or an Event of Default, except as set forth in Schedule 1 hereto which includes a description of the nature and period of existence of such Default or an Event of Default and what action Borrowers have taken, are undertaking and propose to take with respect thereto; and

(d) As of the last measurement date immediately preceding, or on, the date hereof, Borrowers are in compliance with the covenants contained in Section 4 of the Credit Agreement, as demonstrated by the calculation of such covenants below, except as set forth below or described in Schedule 1 hereto.

Waiver and Eleventh Amendment to Credit Agreement

IN WITNESS WHEREOF, Borrowers have caused this Certificate to be executed by its Chief Financial Officer [Chief Executive Officer] this          day of                     ,         .

OPINION RESEARCH CORPORATION

By:
Chief Financial Officer
[Chief Executive Officer]

ORC INC.

By:
Chief Financial Officer
[Chief Executive Officer]

Waiver and Eleventh Amendment to Credit Agreement

EXHIBIT 4.8(C)

COMPLIANCE CERTIFICATE

OPINION RESEARCH CORPORATION

ORC INC.

Date:                     ,

CAPITAL EXPENDITURES

(subsection 4.1)

Capital Expenditures are defined as follows:

Amount capitalized as capital expenditures for the period, under GAAP, as property, plant, and equipment or similar fixed asset accounts		$

Plus:	deposits made in the period in connection with property, plant, and equipment; less deposits of a prior period included above

Less:	Net Proceeds of Asset Dispositions which (i) Borrower is permitted to reinvest under subsection 1.5(C) of the Credit Agreement and (ii) are included in capital expenditures above

Capital Expenditures		$

Permitted Capital Expenditures		$

In Compliance			Yes/No

Capital Expenditures (from above)		$

Less:	Portion of Capital Expenditures financed under capital leases or other Indebtedness (Indebtedness, for this purpose, does not include drawings under the Revolving Loan Commitment)

Unfinanced Capital Expenditures (used in calculation of Fixed Charge Coverage and Excess Cash Flow)		$

Note: All amounts in Exhibit 4.8(C) are without duplication and, unless otherwise indicated, are calculated for Borrower and its Subsidiaries on a consolidated basis

EBITDA

(subsection 4.3)

EBITDA is defined as follows:

	Net income (or loss) for the period of Borrower and its Subsidiaries on a consolidated basis determined in accordance with GAAP, but excluding: (a) the income (or loss) of any Person (other than Subsidiaries of Borrower) in which Borrower or any of its Subsidiaries has an ownership interest unless received by Borrower or its Subsidiary in a cash distribution; and (b) the income (or loss) of any Person (other than Company, whose net income (or loss) shall be included in the calculation of EBITDA) accrued prior to the date it became a Subsidiary of Borrower or is merged into or consolidated with Borrower	$

Plus, without duplication:

Any provision for (or less any benefit from) income and franchise taxes included in the determination of net income

Interest expense deducted in the determination of net income

Amortization and depreciation deducted in determining net income

Losses (or less gains) from Asset Dispositions or other non-cash items included in the determination of net income (excluding sales, expenses or losses related to current assets)

Extraordinary losses (or less gains), as defined under GAAP, net of related tax effects

To the extent included in the determination of net income, (i) the $1,000,000 amendment fee charged in connection with the Waiver and Eleventh Amendment to Credit Agreement dated as of December 30, 2003, (ii) the fee paid to Lenders pursuant to Section 5.4 of the “Forbearance Agreement” (as defined in said Waiver and Eleventh Amendment) and (iii) the fee paid to Lenders pursuant to Section 1.3(D) of the Credit Agreement

Less:	Expenditures pursuant to the last sentence of subsection 4.9 applicable to, but not included in, the Pro Forma; including expenditures during the period made in connection with the Related Transactions and payment of liabilities existing on the Closing Date

	EBITDA	$

	Required EBITDA	$

	In Compliance		Yes/No

FIXED CHARGE COVERAGE

(subsection 4.4)

Fixed Charge Coverage is defined as follows:

Fixed Charges:

Interest expense, net of interest income, included in the determination of net income		$

Less:	Amortization of capitalized fees and expenses incurred with respect to the Related Transactions included in interest expense

Amortization of any original discount attributable to any warrants included in interest expense

Interest paid in kind and included in interest expense

Total Interest Expenses (for clarification, none of the following shall be included in Total Interest Expenses: (i) the $1,000,000 amendment fee charged in connection with the Waiver and Eleventh Amendment to Credit Agreement dated as of December 30, 2003, (ii) the fee paid to Lenders pursuant to Section 5.4 of the “Forbearance Agreement” (as defined in said Waiver and Eleventh Amendment) and (iii) the fee paid to Lenders pursuant to Section 1.3(D) of the Credit Agreement)		$

Plus:	Taxes paid in cash

Scheduled payments of principal with respect to all Indebtedness (including the principal portion of scheduled payments of capital lease obligations but excluding (i) mandatory prepayments required by subsection 1.5, (ii) reductions of the Revolving Loan and (iii) payments in respect of the Macro Earn-Out)

Restricted Junior Payments made in cash (other than Interest Expense)

Fixed Charges		$

Operating Cash Flow:

	EBITDA for the period in question (calculated in the manner required by subsection 4.3)	$

Less:	Unfinanced Capital Expenditures (calculated in the manner required by subsection 4.1)

Other Capitalized Costs, defined as the gross amount capitalized, for any fiscal period, as long term assets (net of cash received in respect of long term assets), other than (a) Capital Expenditures and (b) fees and expenses capitalized with respect to the Related Transactions

	Operating Cash Flow	$

Fixed Charge Coverage (Operating Cash Flow divided by Fixed Charges)

Required Fixed Charge Coverage

	In Compliance		Yes/No

TOTAL INTEREST COVERAGE

(subsection 4.5)

Total Interest Expense (calculated in the manner required by subsection 4.4)	$

Operating Cash Flow for the period in question (calculated in the manner required by subsection 4.4)	$

Total Interest Coverage (Operating Cash Flow divided by Interest Expenses)

Required Total Interest Coverage

In Compliance		Yes/No

SENIOR INDEBTEDNESS TO ADJUSTED EBITDA RATIO

(subsection 4.6)

Senior Indebtedness:

Average daily principal balance of the Revolving Loans for the one month period ending on the date set forth above		$

Plus:	Outstanding principal balance of the Term Loan

Outstanding principal balance of Macro Earn-Out

Outstanding principal balance of all other Indebtedness, other than Indebtedness which is expressly subordinated to the Obligations

Less:	Unrestricted cash on hand of Borrower and its Domestic Subsidiaries in immediately available funds, not to exceed the amount of the Macro Earn-Out included above

Senior Indebtedness		$

EBITDA (calculated in the manner required by subsection 4.3)		$

Plus: Pro Forma EBITDA1/

Equals: Adjusted EBITDA		$

Senior Indebtedness to Adjusted EBITDA Ratio

Maximum Senior Indebtedness to Adjusted EBITDA Ratio

In Compliance		Yes/No

1/	Pro Forma EBITDA means an amount equal to operating earnings before interest, taxes, depreciation and amortization for each Person acquired by a Borrower in connection with an Acquisition permitted under the Credit Agreement for the most recent 12 month period preceding such Acquisition, which amount shall be calculated by Borrowers and shall be subject to the approval of Agent and Requisite Lenders. After the closing of such Acquisition, Pro Forma EBITDA with respect to each such Person shall equal such 12 month number multiplied by a fraction, the numerator of which is twelve minus the number of full calendar months such Person, or its assets, have been owned by a Borrower for which Agent has received monthly financial statements, and the denominator of which is 12.

TOTAL INDEBTEDNESS TO ADJUSTED EBITDA RATIO

(subsection 4.7)

Total Indebtedness:

Average daily principal balance of the Revolving Loans for the one month period ending on the date set forth above		$

Plus:	Outstanding principal balance of the Term Loan

Outstanding principal balance of the Macro Earn-Out

Outstanding principal balance of all other Indebtedness

Less:	Unrestricted cash on hand of Borrower and its Domestic Subsidiaries in immediately available funds, not to exceed the amount of the Macro Earn-Out included above

Total Indebtedness		$

Adjusted EBITDA (calculated in the manner required by subsection 4.6)		$

Total Indebtedness to Adjusted EBITDA Ratio

Maximum Total Indebtedness to Adjusted EBITDA Ratio

In Compliance			Yes/No

EBITDA TO PRINCIPAL AND INTEREST RATIO

(subsection 4.7)

EBITDA (calculated in the manner required by subsection 4.3)	$

“Principal and Interest”: All scheduled payments of principal and cash interest obligations of the Borrowers and their Subsidiaries during the period

EBITDA to Principal and Interest Ratio

Minimum EBITDA to Principal and Interest Ratio

In Compliance		Yes/No

SCHEDULE 1

TO EXHIBIT 4.8(C)

COMPLIANCE CERTIFICATE

OPINION RESEARCH CORPORATION

ORC INC.

Date:                     ,

CONDITIONS OR EVENTS WHICH CONSTITUTE A DEFAULT OR

EVENT OF DEFAULT

[If any condition or event exists that constitutes a Default or Event of Default, specify nature and period of existence and what action Borrower has taken, is taking or proposes to take with respect thereto; if no condition or event exists, state “None”.]